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                                                                     EXHIBIT 4.5
                                OPTION AGREEMENT

                                                    Dated as of December 5, 2002
To:  Joseph Nusim

         Frank's Nursery & Crafts, Inc., a Delaware corporation (the "Company"), hereby grants you an option (the "Option") to purchase 25,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Stock"), at a price of $1.65 per Share, upon the terms and conditions contained in this Option Agreement.

         1. Nonstatutory Option. The Option is not intended to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended.

         2. Transferability. The Option may not be transferred by you otherwise than by will or by the laws of descent and distribution, and during your lifetime, the Option is exercisable only by you.

         3. Vesting. You are vested in all of the Shares as of the date hereof.

         4. Term; Termination. Subject to earlier termination as provided herein, the Option will expire (to the extent not previously exercised) on the tenth anniversary of the date of this Option Agreement. Upon your death, any unexercised portion of the Option may be exercised by your trustee, executor or administrator, as applicable, at any time within the shorter of the then-remaining option period or twelve months after your death.

         5. Exercise of the Option.

         (a) The Option shall be exercised by delivering written notice to the Company stating the number of the Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all Shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash or by any other means or method acceptable to the Committee (as defined in Section 5(d) below) in its discretion. Subject to, and promptly after, your compliance with all of the provisions of this Section 5, the Company shall deliver or cause to be delivered to you a certificate for the number of Shares then being purchased by you. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or you to take any action in connection with the Shares being purchased upon exercise of the Option, exercise of the Option and delivery of the certificate or certificates for such Shares (including, without limitation, any exercise of the Option and delivery of the certificate or certificate for such Shares in accordance with the procedures set forth in
Section 5(c) below) shall be postponed until completion of the necessary action, which shall be taken at the Company's expense. The number of Shares subject to the Option shall be reduced by one Share for each Share purchased upon exercise of the Option.



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         (b) The Company's obligation to deliver Shares upon exercise of the
Option shall be subject to your satisfaction of all applicable federal, state and local income and employment tax withholding obligations. You shall satisfy such obligations by making a payment of the requisite amount in cash or by check, unless you are entitled to and have elected to effect such payment through a "cashless" exercise in accordance with Section 5(c) below.

         (c) In lieu of the method of exercise described in Section 5(a) above, you may, unless prohibited by applicable law, elect to effect payment by including with the written notice of exercise referred to in Section 5(a) above irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company the number of Shares subject to the Option sufficient, after brokerage commissions, to cover the aggregate option price for such Shares and, if you further elect, your withholding obligations under Section 5(b) with respect to such exercise, together with irrevocable instructions to such broker to sell such Shares and to remit directly to the Company such aggregate option price and, if you have so elected, the amount of such withholding obligations. The Company shall not be required to deliver to such securities broker any stock certificate for such Shares until it has received from the broker such aggregate option price, and if you have so elected, the amount of such withholding obligations.

         (d) As used herein, the "Committee" shall mean the Company's Board of Directors or any committee thereof.

         6. Adjustment of Number of Shares; Fractional Shares.

         (a) The number of the Shares shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, reasonably exercised, as to the number, price or kind of Shares or other consideration subject to the Option or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to you pursuant to this Option Agreement. The Company shall give you notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

         (b) Upon a Change in Control (as defined in Section 6(c) below), the Committee may, in its discretion and upon at least 10 days advance notice to you, provide that the Option shall terminate, but you shall have the right, immediately prior to such event, to exercise the Option, to the extent then exercisable by the terms of this Option Agreement and not theretofore exercised. In the event of a Change in Control, the Committee may also, in its discretion and upon at least 10 days advance notice to you, cancel the Option (if and to the extent then outstanding) and to pay you, in cash or stock, or any combination thereof, the value of such Option based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. No fraction of a Share shall be purchasable or deliverable, but in the event any adjustment of the number of Shares shall cause such number to include a fraction of a Share, such fraction shall be adjusted to the nearest smaller whole number of Shares. In the

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event of any changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 6, the exercise price of the Option shall be correspondingly adjusted.

         (c) As used herein, "Change in Control" shall have the meaning given to such term in the Company's 2002 Stock Option Plan, a copy of which has been provided to you.

         7. Limitation of Rights in Option Stock. You shall have no rights as a stockholder in respect of Shares as to which the Option has not been exercised, certificates issued and delivered and payment as herein provided made in full and shall have no rights with respect to such Shares not expressly conferred by this Option Agreement.

         8. Purchase for Investment. Upon exercise of the Option, you shall make such representations with respect to investment intent and the method of disposal of the Shares as the Committee may deem advisable in order to assure compliance with applicable securities laws.

         9. Government and Other Regulations. Notwithstanding any terms or conditions of this Option Agreement to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Shares unless such Shares have been properly registered for sale pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares ma be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares. If the Shares are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such Shares and may legend the certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

         10. Entire Agreement. This Option Agreement is the entire agreement between you and the Company with respect to the subject matter of this Option Agreement, and any prior or contemporaneous understandings, arrangements or agreements are superseded by this Option Agreement and are merged into this Option Agreement.

         11. Governing Law. The internal laws of the State of Delaware (without regard to the principles of conflicts of law thereof) shall govern this Option Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Option Agreement.

         12. Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for in this Option Agreement shall be given in writing and shall be delivered in person, sent by certified or registered mail, sent by facsimile or similar method of transmission or sent by overnight courier, addressed in the case of the Company to its principal


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office and in the case of you to your address appearing on the stock records of the Company or such other address as may be designated by you by notice to the Company.

                                           Very truly yours,

                                           FRANK'S NURSERY & CRAFTS, INC.
                                           a Delaware corporation


                                           By:  /s/ Keith A. Oreson
                                                --------------------------------

                                                Name:  Keith A. Oreson
                                                       -------------------------

                                                Title: VP HR
                                                       -------------------------

The above is agreed to and accepted.

By:  /s/ Joseph Nusim
     -----------------------------
     Joseph Nusim



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